                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

===============================================================================


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        UNIVERSAL GUARDIAN HOLDINGS, INC.
        ----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                    Delaware                                                                 33-0379106
-------------------------------------------------                              --------------------------------------
(State or other jurisdiction of incorporation or                                (I.R.S. Employer Identification No.)
 organization)

          5759 Fleet Street, Suite 110
              Carlsbad, California                                                              92008
--------------------------------------------------                              --------------------------------------
    (Address of principal executive offices)                                                 (Zip Code)


                        2003 Incentive Equity Stock Plan
    ------------------------------------------------------------------------
                            (Full title of the plan)

                               Michael J. Skellern
                          5759 Fleet Street, Suite 110
                           Carlsbad, California 92008
                                 (760) 579-0808

                         CALCULATION OF REGISTRATION FEE
------------------------- ------------------- -------------------- --------------------- --------------------
                           PROPOSED MAXIMUM     PROPOSED MAXIMUM
 TITLE OF SECURITIES TO      AMOUNT TO BE     OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
     BE REGISTERED            REGISTERED           SHARE (3)              PRICE           REGISTRATION FEE
------------------------- ------------------- -------------------- --------------------- --------------------
Shares covered by
Reoffer Prospectus.          1,073,000(1)            $2.00              $2,146,000             $173.61
------------------------- ------------------- -------------------- --------------------- --------------------
Shares issuable under
the Plan                     1,325,000(2)            $2.00              $2,650,000             $214.39
------------------------- ------------------- -------------------- --------------------- --------------------
Total                         2,398,000                                 $4,796,000             $388.00
------------------------- ------------------- -------------------- --------------------- --------------------

(1) 1,073,000 shares represents 548,000 common shares and 525,000 purchase option shares that are issuable to Mr. Thomas Pernice pursuant to a consulting agreement. Mr. Pernice is a director of the Registrant and therefore deemed to be a control person

(2) 1,325,000 shares of common stock of Universal Guardian Holdings, Inc. are being registered for issuance pursuant to the 2003 Incentive Equity Stock Plan.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, the price per share and aggregate offering price are based upon the average closing bid ask price of the Common Stock of the Registrant as traded in the Over-The-Counter Market and reported in the Electronic Bulletin Board of the National Association of Securities Dealers on April 23, 2003.

                                EXPLANATORY NOTES

         Universal Guardian Holdings, Inc., a Delaware corporation, hereby files this Registration Statement on Form S-8 filed with the Securities and Exchange Commission for the purpose of: (1) Registering 1,325,000, shares of the Registrant's common stock, par value $0.001 per share, issuable pursuant to the Universal Guardian Holdings, Inc. 2003 Incentive Equity Stock Plan (the "Plan");
(2) Including a reoffer prospectus for the selling security holder to offer for resale up to 1,073,000 shares of our stock. The reoffer prospectus is filed as part of the Registration Statement on Form S-8 and has been prepared in accordance with the requirements of Part I of Form S-3 and may be used for reoffers of common stock defined as "control securities" under Instruction C to Form S-8 acquired by "affiliates" (as the term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended) pursuant to stock awards and stock options granted under the Plan.

                                   PROSPECTUS

                        UNIVERSAL GUARDIAN HOLDINGS, INC.
                        1,073,000 SHARES OF COMMON STOCK

         This prospectus relates to the resale by the selling shareholder of up to 1,073,000 shares of common stock, $.001 par value per share, of Universal Guardian Holdings, Inc. The selling shareholder may sell the stock from time to time in the over-the-counter market at the prevailing market price or in negotiated transactions. The selling price of the shares will be determined by market factors at the time of their resale.

         The shares were issued to the selling security holder pursuant to stock options and or awards granted under the 2003 Incentive Equity Plan. All net proceeds from the sale of the shares of common stock offered by this prospectus will go to the selling security holder. We will not receive any proceeds from such sales.

         Our common stock is quoted on the NASD over-the-counter Electronic Bulletin Board under the symbol UGHO. On April 23 2003, the average of the bid and asked prices of the common stock on the Bulletin Board was $2.00 per share.

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is April __, 2003

                              ---------------------

         Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

         You should rely only on the information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

         Some of the statements contained in this prospectus, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Any statements in this prospectus that are not statements of historical fact may be considered to be forward-looking statements. Written words such as "may," "will," "expect," "project," "plan on," "believe," "anticipate," "estimate," "intends," "goal," "objective," "opportunity," "seek," "attempt," "continue," "rapid," "or other variations of these or similar words, identify forward-looking statements. Actual results and future events may differ significantly based upon a number of factors, including but not limited to:

     o significant historical losses and the expectation of continuing losses;

     o    the lack of adequate capital fund continuing operations;

     o    acceptance of our services by the proposed customers;

     o    changes in defense or security spending;

     o competitive pressures from other companies operating in our areas of business;

     o    reliance on key strategic relationships and accounts;

     o    the impact of competitive products and services and pricing; and

     o    uncertain protection of our intellectual property.

         Please do not put undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. In this prospectus, we refer to Universal Guardian Holdings, Inc. as "we" or "Universal Guardian".


                                    BUSINESS

         Universal Guardian is a Delaware corporation. We are a holding company and we were originally incorporated in 1989 under the name Guideline Capital Corporation. Universal Guardian Corporation, a Nevada corporation founded in March 2001, is our wholly-owned subsidiary.

         Universal Guardian is positioned to be a key player in the Defense and Homeland Security markets. Our expertise, products, and services includes harbor, port and coastal security, global container tracking and scanning, explosives and weapons systems, as well as facility security to military, government and commercial organizations worldwide. Universal Guardian command, control and communications platform integrates surveillance, detection, tracking and response capabilities to provide shared situational awareness, coordinated operational planning and execution, and optimized force deployment among military, law enforcement, government and emergency services organizations.

         Our principal executive offices are located at 5759 Fleet Street, Suite 110, Carlsbad, California 92008 and our telephone number is (760) 579-0808. Our home page on the Internet can be located at http://www.universalguardian.com

                                  RISK FACTORS

         An investment in the common stock offered hereby involves a high degree of risk. In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating Universal Guardian Holdings, Inc. and its business.

WE HAVE A LIMITED OPERATING HISTORY AND LIMITED REVENUES.

            We have limited operating history upon which an investor can use to evaluate our performance and the likelihood of our business success must be considered in light of the expenses, difficulties and delays frequently encountered in starting a new business. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of an early stage business and the investor must be prepared to loose all or substantially all of his investment.

WE RECEIVED AN OPINION FROM OUR INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2002 WHICH RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

            Our consolidated financial statements for the year ended December 31, 2002, indicate that there was substantial doubt as of December 31, 2002 about our ability to continue as a going concern due to our need to generate cash from operations and obtain additional financing.

THERE IS NO ASSURANCE THAT WE WILL SUCCESSFULLY BRING NEW PRODUCTS TO MARKET.

            We currently have several products and services under development and there is no assurance that we will be successful with the completion of the product development of the product and services development or that the products and services will ever be offered in the marketplace. Our portfolio of products and services must be considered speculative, considering the risks, expenses, and difficulties frequently encountered with the development and offering of new products and services in the market.


WE WILL FACE INCREASED COMPETITION.

            We will face a large and growing number of competitors in a rapidly changing industry. Many of these competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than we do. As a result, certain of these competitors may be able to develop and expand their service offerings more rapidly, adapt to new or emerging technologies and changes in customer requirements more quickly, take advantage of acquisition and other opportunities more readily, devote greater resources to the marketing and sale of their products and services, or aggressively reduce their sales prices below our costs. We cannot be sure that we will be able compete successfully with existing competitors or new competitors.

WE PLAN TO GROW VERY RAPIDLY, WHICH MAY PLACE STRAINS ON OUR MANAGEMENT TEAM AND OUR OTHER RESOURCES.

            We expect to grow rapidly and significantly expand our operations. This growth may place a significant strain on our management systems and resources. We may not be able to implement our business strategy in a rapidly evolving market without an effective planning and management process. We have a short operating history and have not implemented sophisticated managerial, operational and financial systems and controls. We are required to manage multiple relationships with various strategic partners, technology licensors, users, advertisers and other third parties. These requirements will be strained in the event of rapid growth and there can be no assurance that our systems, procedure or controls will be adequate to support our operations or that our management will be able to manage growth effectively. To manage the expected growth of our operations and personnel, we will be required to significantly improve or replace existing managerial, financial and operational systems, procedures and controls, and to expand, train and manage our growing employee base. To accomplish these objectives, we will be required to expand our finance, administrative and operations staff. There can be no assurance that we will complete, in a timely manner, the improvements to our systems, procedures and controls necessary to support our future operations, that management will be able to hire, train, retain, motivate and manage the required personnel or that our management will be able to successfully identify, manage and exploit existing and potential market opportunities.

THE SECURITY, INTELLIGENCE AND COUNTER TERRORISM MARKET MAY NOT DEVELOP AS WE ANTICIPATE.

            The market for our products and services has only recently begun to develop and is evolving rapidly. We believe that we will continue to grow as potential customers assess their security needs. If the market for our products and services does not grow or grows more slowly than we currently anticipate, our business, financial condition and operating results would be materially adversely affected.


WE MAY SUFFER UNINSURED LOSSES OR LOSSES IN EXCESS OF OUR POLICIES.

            We expect to carry comprehensive liability and other business insurance. However, there is no guarantee that we will be able to arrange for adequate insurance or any insurance at all. We anticipate, given our proposed product line, that insurance will be expensive. There are certain types of extraordinary occurrences, which may be either uninsurable or not economically insurable. In the event of a major civil disturbance, our operations could be adversely affected. Should an uninsured loss or a major deductible occur, we could lose significant revenues and financial opportunities in amounts which would not be partially or fully compensated by insurance proceeds which could lead us into insolvency. Significant sums paid for uninsured or under insured claims will reduce funds available for furthering our business plans. As a result, our ability to create revenues could be harmed.

WE MAY NEED ADDITIONAL FINANCING.

         If we are unable to generate revenue and profits as we have projected, we may require additional financing to fund our operations and our current plans for expansion. A financing may involve incurring debt or selling equity securities to raise money to pay for increased operating expenses and the implementation of our business strategy. Management cannot assure an investor that additional financing will be available to us on commercially reasonable terms, or at all. If we incur debt, the risks associated with our business and with owning our stock could increase. If we raise capital through the sale of equity securities, the percentage ownership of our stockholders would be diluted. In addition, any new equity securities may have rights, preferences or privileges senior to those of the holders of our common stock. If we are unable to obtain additional financing, our ability to fund our operations and execute our business plan could be materially adversely affected and an investor could lose all or a significant portion of their investment. Our inability to adequately fund our operations will also harm our ability to earn revenues.

WE COULD BE ADVERSELY AFFECTED BY THE LOSS OF A STRATEGIC PARTNER OR SOURCE OF SUPPLY.

         Our business strategy depends on third party suppliers and manufacturers of our products. Our ability to deliver products to our customers will require consistent performance of contracted manufacturing facilities and their ability to operate, produce and deliver products in a timely manner. In the event that we experience significant disruptions in the manufacture of our products, we could lose customers and fail to attract new customers, and our ability to create revenues would suffer. Existing customers may lose confidence in us, which could lead to lost business. Moreover, if our reputation suffers because of such disruptions, our ability to attract new customers could be harmed.

OUR BUSINESS IS AND WILL BE SUBJECT TO PRESENT AND FUTURE GOVERNMENTAL
REGULATION.

         We will rely on revenue being generated from military, law enforcement and consumer markets worldwide. A substantial portion of our revenue is projected to come from consumer markets which may require licenses, permits, or training by certain states. Unforeseen regulatory issues, however, could hinder or prevent entry into certain markets which would adversely affect our revenue projections.

WE ARE DEPENDENT ON PRESENT MANAGEMENT.

         Our success also depends in significant part on the continued services of our key officers. Current senior management, Michael Skellern, Dennis Cole, Richard Fields, Michael Briola, Joseph Celano and Lee Manko, deliver complementary military, law enforcement, and consumer, international products and services development, financial and marketing expertise to us. We have employment agreements with such individuals. Losing one or more key personnel could harm our ability to operate profitably, as we will be forced to expend significant time and money attempting to recover from the loss of one of our key officers. Diverting working capital to the pursuit of replacement personnel could harm our ability to move forward with our business plan resulting in reduced profits.

WE NEED TO HIRE ADDITIONAL QUALIFIED PERSONNEL.

         Our business requires uniquely trained and experienced professionals, and our success depends in large part upon our ability to attract, develop, motivate and retain highly skilled personnel. Qualified employees are a limited resource for the foreseeable future. As a new company with little history, there can be no assurance that we will be able to engage the services of such personnel at competitive prices, or at all. If we do not succeed in attracting qualified personnel, our business will suffer.

UNCERTAINTY OF OUR INTELLECTUAL PROPERTY RIGHTS.

            We rely on a combination of copyright, trademark and trade secret laws, confidentiality procedures and contractual provisions to protect our intellectual properties. We have applied for patents to protect our proprietary products such as the flashlight launcher and the UniGuard platform architecture. We will continue to apply for patents with products currently under development for the military, law enforcement and consumer markets. These protections may not be sufficient and they do not prevent independent third-party development of competitive products or services. Further, the laws of many foreign countries do not protect our intellectual property rights to the same extent as the laws of the United States.

         We will enter into agreements with our employees giving us proprietary rights to certain technology developed by such employees while employed by us; however, we cannot represent that a venue court will enforce these agreements.

         Our failure or inability to protect our intellectual property could have a material adverse effect on our business, financial condition and results of operations.

         In addition, if we are successful in obtaining a patent, we have no assurance that our patent does not infringe on the patents or other intellectual property rights of others. This may result in lawsuits against us.

            We cannot assure that lawsuits would not have a severe adverse impact on our ongoing operations.

TO DATE, WE HAVE NOT PAID ANY CASH DIVIDENDS AND NO CASH DIVIDENDS WILL BE PAID IN THE FORESEEABLE FUTURE.

            We do not anticipate paying dividends on our common stock in the foreseeable future and we cannot assure an investor that funds will be legally available to pay dividends, or that even if the funds are legally available, that the dividends will be paid.

OUR COMMON STOCK HAS TRADED SPORADICALLY.

            Our common stock has traded sporadically on the NASDAQ over-the-counter Electronic Bulletin Board. If a regular, active trading market should develop; the price for our stock may prove to be volatile. We cannot make any assurances that our industry, or that stocks in general will sustain their current market prices.

APPLICABILITY OF "PENNY STOCK RULES" TO BROKER-DEALER SALES OF OUR COMMON STOCK COULD HAVE A NEGATIVE EFFECT ON THE LIQUIDITY AND MARKET PRICE OF OUR COMMON STOCK.

            Our common stock is subject to the "penny stock rules" adopted pursuant to Rule 15g-9 of the Securities and Exchange Act of 1934, as amended, which apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which has a tangible net worth of less than $5,000,000 - or $2,000,000 if we have been operating for three or more years. The penny stock rules impose additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the penny stock rules affect the ability of broker-dealers to sell shares of our common stock and may affect the ability of shareholders to sell their shares in the secondary market if such a market should ever develop, as compliance with such rules may delay and/or preclude certain trading transactions. The penny stock rules could have an adverse effect on the liquidity and/or market price of our common stock.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares by the selling security holder.

                         DETERMINATION OF OFFERING PRICE

         Selling security holder may sell shares covered by this Prospectus at prevailing market prices or at negotiable prices entered into between the selling security holder and a purchaser.

                             SELLING SECURITY HOLDER

         The following table provides certain information with respect to the selling security holder's beneficial ownership of Common Stock as of April 23, 2003, and as adjusted to give effect to the sale of all of the shares offered hereby.

                                                                                             NUMBER OF SHARES
                                                                                            BENEFICIALLY OWNED
                                                                                            AFTER OFFERING(2)
                                          NUMBER OF SHARES                             ----------------------------
                                          BENEFICIALLY OWNED     NUMBER OF SHARES      NUMBER OF
          NAME                            BEFORE OFFERING        BEING OFFERED         SHARES           PERCENTAGE
------------------------------------      ------------------     ----------------      ----------       -----------
(1)      Thomas J. Pernice                    1,073,000             1,073,000                0              0%


------------------------------------


(1) Mr. Pernice is a director of our company. The total amount of 1,073,000 consist of: 548,000 shares issuable to Mr. Pernice for services rendered and 525,000 purchase options. The 525,000 purchase options are detailed as follows: 150,000 purchase options underlying a currently exercisable option with an exercise price of $.10 per share which expires on October 1, 2007; 125,000 purchase options underlying a currently exercisable option with an exercise price of $1.20 per share which expires on December 3, 2012; 125,000 purchase options underlying a currently exercisable option with an exercise price of $1.50 per share which expires on December 3, 2012 and 125,000 purchase options underlying a currently exercisable option with an exercise price of $1.75 per share which expires on December 3, 2012

(2) Assumes that all shares will be resold by the selling security holder and none will be held by the selling security holder for his own account.

                              PLAN OF DISTRIBUTION

         The selling security holder is free to offer and sell his common shares at such times, in such manner and at such prices as he may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market, including block transactions, negotiated transactions, the settlement of short sales of common shares or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling security holder has advised Universal Guardian that he has not entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of his shares. The selling security holder does not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

         The selling security holder may sell his shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

         The selling security holder also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule. Universal Guardian is responsible for all costs, expenses and fees incurred in registering the shares offered hereby. The selling security holder is responsible for brokerage commissions, if any, attributable to the sale of such securities.

                                MATERIAL CHANGES

         See our Form 8-K reports filed with the Securities & Exchange
Commission.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         The certificate of incorporation of Universal Guardian authorizes it to issue up to 50,000,000 shares of Common Stock, par value $.001 per share. Of the 50,000,000 shares of Common Stock authorized, 16,288,014 shares are issued and outstanding as of April 11, 2003.

         Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors from funds legally available for such dividends. Universal Guardian may not pay any dividends on the Common Stock until cumulative dividends on the preferred stock have been paid in full. Upon liquidation, holders of shares of Common Stock are entitled to a pro rata share in any distribution available to holders of Common Stock. The holders of Common Stock have one vote per share on each matter to be voted on by stockholders, but are not entitled to vote cumulatively. Holders of Common Stock have no preemptive rights. All of the outstanding shares of Common Stock are, and all of the shares of Common Stock offered for resale in connection with this prospectus will be, validly issued, fully paid and non-assessable.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

         The Balance Sheet as of December 31, 2002 ( and the statements of operations, stockholders' (deficit) equity and cash flows for the year ended December 31, 2002 and for the period from inception (March 28, 2001), included in this prospectus, have been included herein in reliance on the report of Stonefield Josephson, Inc., independent auditors, which includes an explanatory paragraph on Universal Guardian's ability to continue as a going concern, given on the authority of that firm as experts in accounting and auditing.



                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents are hereby incorporated by reference into this Registration Statement:

                  (a) The Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, filed by the Registrant with the Commission on April 15, 2003, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed;

                  (b) The Amendment No. 1 to Current Report on Form 8-K/A, filed by the Registrant with the Commission on March 24, 2003;

                  (c) The Current Report on Form 8-K, filed by the Registrant with the Commission on March 15, 2003;

                  (d) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

            You may request a copy of these filings, at no cost, by writing us at the following address: Universal Guardian Holdings, Inc., 5759 Fleet Street, Suite 110 Carlsbad, California 92008, or by fax at (818) 773-0906 or by telephone at (760) 579-0808. You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. Universal Guardian has not authorized anyone else to provide you with different information. The selling security holder will not make an offer of these shares in any state that does not permit the offer. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date of those documents.

            We are subject to the informational requirements of the Exchange Act and, accordingly, file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding us. The address of the SEC website is http://www.sec.gov.

ITEM 4.           DESCRIPTION OF SECURITIES.

Not Applicable

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article Seventh of the Company's Certificate of Incorporation provides for indemnification of the Company's officers and directors to the fullest extent permitted under the General Corporation Law of the State of Delaware ("DGCL").

         Section 145 of the DGCL, as amended, applies to the Company and the relevant portion of the DGCL provides as follows:

                  (a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                  (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                  (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity and as to action in another capacity while holding such office.

                  (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

                  (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

                  The Company maintains insurance for the benefit of its directors and officers and the directors and officers of its subsidiaries, insuring such persons against certain liabilities, including liabilities arising under securities laws. Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. Furthermore, the Company has given certain undertakings with respect to indemnification in connection with this Registration Statement.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable

ITEM 8.           EXHIBITS.

   5.0      Opinion and Consent from Richardson & Patel, LLP
   10.1     Universal Guardian Holdings, Inc. 2003 Incentive Equity Stock Plan
   23.1     Consent of Stonefield Josephson, Inc.
   23.2     Consent of Richardson & Patel, LLP (included in Exhibit 5.0)


ITEM 9.           UNDERTAKINGS

UNDERTAKINGS.

                  (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles and State of California, on the 23rd day of April 2003.

                                          UNIVERSAL GUARDIAN HOLDINGS, INC.
                                          By:  /S/ MICHAEL J. SKELLERN
                                             ----------------------------------
                                                   Michael J. Skellern,
                                                   Chief Executive Officer


                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Skellern and Richard E. Fields, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

 /S/  MICHAEL J. SKELLERN                  Director and  Chief Executive  Officer            April 23, 2003
-------------------------------------
       Michael J. Skellern                (Principal Executive Officer)


/S/  RICHARD E. FIELDS                     Chief Financial Officer                           April 23, 2003
-------------------------------------
      Richard E. Fields                   (Principal Financial and Accounting Officer)


/S/  DENNIS M. COLE                        Director                                          April 23, 2003
-------------------------------------
      Dennis M. Cole


/S/  THOMAS J. PERNICE                     Director                                          April 23, 2003
------------------------------------
      Thomas J. Pernice